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                                   EXHIBIT 21



                     LIST OF SUBSIDIARIES OF THE REGISTRANT





                  SUBSIDIARIES OF THE COLONIAL BANCGROUP, INC.



                 COLONIAL BANK, AN ALABAMA BANKING CORPORATION.

                 COLONIAL BANK, A TENNESSEE BANK.

                 COLONIAL BANK, FSB, DUNWOODY, GEORGIA, A FEDERAL SAVINGS BANK.

                 COLONIAL BANK, LAWRENCEVILLE, GEORGIA, A GEORGIA STATE BANK

                 COLONIAL BANK, ORLANDO, FLORIDA, A FLORIDA BANK

                 THE COLONIAL BANCGROUP BUILDING CORPORATION, AN ALABAMA CORPORATION.